                                                                                                                                            Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in the Post-Effective Amendments to the Registration Statements on Form N-1A of Steward Domestic All-Cap Equity Fund, Steward Select Bond Fund, Steward Multi-Manager Equity Fund, Steward International Equity Fund and Steward Short-Term Select Bond Fund, each a series of shares of Steward Funds, Inc. (Post-Effective Amendment number 82) and of Steward Small-Cap Equity Fund, a series of shares of Capstone Series Fund, Inc. (Post-Effective Amendment number 37), of our report dated May 19, 2006 on the financial statements and financial highlights included in the April 30, 2006 Annual Report to the Shareholders of the above referenced funds.

We further consent to the references to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Other Information -- Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ Briggs, Bunting & Dougherty, LLP

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania
August 24, 2006